        As filed with the Securities and Exchange Commission on November 6, 2000
                                                           Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ______________

                           LML PAYMENT SYSTEMS INC.
            (Exact name of Registrant as specified in its charter)


           Yukon Territory, Canada                          ###-##-####
       (State or other jurisdiction of                   (I.R.S. Employer
       incorporation or organization)                   Identification No.)


                         1680-1140 West Pender Street
                            Vancouver, B.C. V6E 4G1
             (Address of Registrant's principal executive offices)

                                ______________

                            1996 Stock Option Plan
                           1998 Stock Incentive Plan
                           (Full title of the plans)

                                ______________

                               Patrick H. Gaines
                                   President

                           LML Payment Systems Inc.
                         1680-1140 West Pender Street
                            Vancouver, B.C. V6E 4G1
                    (Name and address of agent for service)

                                (604) 689-4440
         (Telephone number, including area code, of agent for service)

                                ______________

                                  Copies to:
                              Mark A. Kopidlansky
                        Munsch Hardt Kopf & Harr, P.C.
                              4000 Fountain Place
                                1445 Ross Ave.
                              Dallas, Texas 75202
                                (214) 855-7500

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of securities to be     Amount to be           Proposed maximum              Proposed maximum          Amount of registration
registered                   registered (1)     offering price per share (2)  aggregate offering price (2)            fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value  2,500,000 shares               $5.50                      $13,750,000                    $3,630
====================================================================================================================================

(1) The shares to be registered under this Registration Statement represent additional shares authorized to be issued under the Registrant's 1998 Stock Incentive Plan and 1996 Stock Option Plan (the "Plans"). An aggregate of 2,605,000 shares were previously registered on the Registrant's Registration Statement on Form S-8 (SEC File No. 333-11404) filed with the Securities and Exchange Commission on January 31, 2000, of which 1,000,000 shares were registered under the 1998 Stock Incentive Plan and 1,605,000 shares were registered under the 1996 Stock Option Plan. The shares to be registered under this Registration Statement include an additional 2,000,000 shares and 500,000 shares to be registered under the Registrant's 1998 Stock Incentive Plan and 1996 Stock Option Plan, respectively, plus such additional indeterminate number of shares of the Common Stock as may be issuable pursuant to certain antidilution adjustment provisions thereof.

(2) Estimated pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, solely for purposes of computing the registration fee based on the average of the high and low prices of the Common Stock on the Nasdaq SmallCap Market on October 30, 2000 for all shares being registered. Because there are options still available for grant under the 1998 Stock Incentive Plan and the 1996 Stock Option Plan and the exercise prices thereof may be based on the fair market value of the Common Stock on the date of grant, it is not possible as of the date hereof to determine the maximum offering price per share of the shares of Common Stock to be offered under the plan and such prices may be more or less than $5.50 per share.

                               EXPLANATORY NOTE

         This Registration Statement is being filed by the Registrant for the purpose of registering additional securities of the same class as other securities for which a registration statement on Form S-8 has already been filed. Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Company's Registration Statement on Form S-8 (Commission File No. 333-11404) registering 2,605,000 shares of Common Stock of the Registrant for issuance under the Plans of the Registrant, as amended, are hereby incorporated by reference.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Note: The document(s) containing the information concerning the Plans required by Item 1 of Form S-8 and the statement of availability of registrant information and information relating to the Plans and other information required by Item 2 of Form S-8 will be sent or given to the employees and/or directors of the registrant and its subsidiaries, as applicable, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy or copies of any or all of the documents included in such file.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed with the Commission by the registrant, LML Payment Systems Inc., a corporation governed by the laws of the Yukon territory (the "Corporation" or the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 20-F for the fiscal year ended March 31, 2000, filed with the Commission on September 29, 2000; and

         (b) The Registrant's Current Report on Form 6-K filed on January 27, 2000 which includes a description of the Common Stock of the Registrant.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed amendment to this Registration Statement, or in any document that also is incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The only statutes, charter provisions, bylaws, contracts or other arrangements under which a director or officer of the Corporation is insured or indemnified in any manner against liability which such officer or director may incur in such capacity is set forth herein. Taken together, Section 126 of the Yukon Business Corporations Act (the "Act") and Section 7.02 through 7.04 of the Corporation's Bylaws, generally allow the Corporation to indemnify its directors or officers against liability and expenses provided the officer or director seeking indemnity (1) was substantially successful on the merits in the defense of the action or proceeding, (2) (a) acted honestly and in good faith with a view to the best interest of the Corporation and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the officer or director had reasonable grounds for believing the conduct was lawful, and (3) is fairly and reasonably entitled to indemnity.

         Section 126 of the Yukon Business Corporations Act is set forth in its entirety as follows:

     126.(1) Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of that corporation or body corporate, if

                  (a) he acted honestly and in good faith with a view to the best interests of the corporation, and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

         (2) a corporation may with the approval of the Supreme Court indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which he is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by him in connection with the action if he fulfills the conditions set out in paragraphs (1)(a) and (b).

         (3) Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by him in connection with the defence of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity

                  (a) was substantially successful on the merits in his defence of the action or proceeding,

                  (b) fulfills the conditions set out in paragraphs (1)(a) and (b), and

                  (c)      is fairly and reasonably entitled to indemnity.

         (4) A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by him

                  (a) in his capacity as a director or officer of the corporation, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the corporation, or

                  (b) in his capacity as a director or officer of another body corporate if he acts or acted in that capacity at the corporation's request, except when the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

         (5) A corporation or a person referred to in subsection (1) may apply to the Supreme Court for an order approving an indemnity under this section and the Supreme Court may so order and make any further order it thinks fit.

         (6) On an application under subsection (5), the Supreme Court may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

         Sections 7.02 through 7.04 of the Corporation's By-laws are set forth in their entirety as follows:

         7.02     Limitation of Liability
                  -----------------------

                  Subject to the Act, no director or officer for the time being of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for the joining in any receipt or act for conformity, or for any loss or damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the money of or belonging to the Corporation shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which any moneys, securities or effects shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealing with any moneys, securities or other assets of or belonging to the Corporation or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Corporation and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

         7.03     Indemnity
                  ---------

                  Subject to the Act, the Corporation shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgement, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or such body corporate, if:

                  (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing his conduct was lawful.

         7.04     Insurance
                  ---------

                  The Corporation may, subject to and in accordance with the Act, purchase and maintain insurance for the benefit of any director or officer as such against any liability incurred by him.

         The directors and officers of the Corporation are covered by directors' and officers' insurance policies relating to the Corporation and its subsidiaries.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

    Exhibit
     Number                            Document Description
     ------                            --------------------

      *4.1        Restated Articles of Incorporation of the Corporation.

      4.2 Bylaws of the Corporation (incorporated by reference to Exhibit 1.2 to the Annual Report on Form 20-F for the fiscal year ended March 31, 1998 of the Corporation (File No. 0-13959)).

      *4.3        Specimen certificate for the Corporation's Common Stock.

      *5.1        Legal Opinion of Clark, Wilson.

     *23.1        Consent of Clark, Wilson. (included in Exhibit 5.1 hereto).

     *23.2        Consent of Dale, Matheson, Carr-Hilton

     *24.1 Power of Attorney (included on signature page to this Registration Statement)

     *99.1        1998 Stock Incentive Plan, as amended.

     *99.2        1996 Stock Option Plan, as amended.

___________________
*Filed herewith.

Item 9.  Undertakings.

         (a)      The Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change in the information set forth in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered, which remain, unsold at the termination of the offering.

         (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on this 6/th/ day of November, 2000.

                               LML PAYMENT SYSTEMS INC.


                               By: /s/ Patrick H. Gaines
                                   ---------------------------------------------
                                   Patrick H. Gaines
                                   President and Chief Executive Officer


                               POWER OF ATTORNEY

          KNOW TO ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Patrick
H. Gaines his true and lawful attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or here substitute or substitutes, may do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                     Signature                                       Title                           Date
                     ---------                                       -----                           ----
/s/ Patrick H. Gaines                                      President, Chief Executive         November 6, 2000
--------------------------------------------------
Patrick H. Gaines                                             Officer and Director
                                                         (Principal Executive Officer)


/s/ Wendy J. Ogilvie                                        Controller and Director           November 6, 2000
--------------------------------------------------
Wendy J. Ogilvie                                           (Principal Accounting and
                                                               Financial Officer)


/s/ Gregory A. MacRae                                               Director                  November 6, 2000
--------------------------------------------------
Gregory A. MacRae

/s/ L. William Seidman                                              Director                  November 6, 2000
--------------------------------------------------
L. William Seidman

                                 EXHIBIT INDEX

    Exhibit
     Number                            Document Description
     ------                            --------------------

      *4.1        Restated Articles of Incorporation of the Corporation.

      4.2 Bylaws of the Corporation (incorporated by reference to Exhibit 1.2 to the Annual Report on Form 20-F for the fiscal year ended March 31, 1998 of the Corporation (File No. 0-13959)).

      *4.3        Specimen certificate for the Corporation's Common Stock.

      *5.1        Legal Opinion of Clark, Wilson.

     *23.1        Consent of Clark, Wilson. (included in Exhibit 5.1 hereto).

     *23.2        Consent of Dale, Matheson, Carr-Hilton

     *24.1 Power of Attorney (included on signature page to this Registration Statement)

     *99.1        1998 Stock Incentive Plan, as amended.

     *99.2        1996 Stock Option Plan, as amended.

___________________
*Filed herewith.